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                                                                EXHIBIT 99B.11

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated November 29, 1996 in the Registration Statement (Form N-1A) of Kemper Aggressive Growth Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-13681) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07855).



                                                Ernst & Young LLP
                                                ERNST & YOUNG LLP


Chicago, Illinois
May 23, 1997